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                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 16, 2001

                            TranSwitch Corporation
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            (Exact name of Registrant as specified in its charter)

                 Three Enterprise Drive, Shelton, Connecticut
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                   (Address of principal executive offices)

                                     06484
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                                  (Zip Code)

                                (203) 929-8810
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              Registrant's telephone number, including area code


         Delaware                       0-25996                  06-1236189
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(State or other jurisdiction     (Commission File Number)       (IRS Employer
 of Incorporation)                                           Identification No.)
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ITEM 5.   Other Events.
          ------------

     The Lemelson Medical, Education & Research Foundation, Limited Partnership has served TranSwitch with a complaint filed in the district court of Arizona alleging infringement of certain patents held by the Foundation. While the Company's management has only recently commenced reviewing and assessing these claims and does not admit any liability therefor, the Company has been in contact with the Foundation in an effort to resolve the dispute in a manner acceptable to both parties.

     The patents asserted against TranSwitch relate to certain aspects of the use of bar code readers, manufacture of semiconductor devices and the assembly of electronic circuit boards. TranSwitch subcontracts to third parties, some of whom already hold licenses from the Foundation, the manufacture of all its semiconductor and electronic board products. The Foundation's complaint does not assert patent infringement against TranSwitch's proprietary circuit designs.

     On November 16, 2001, the Company issued a press release reporting its restructuring efforts, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 7.   Financial Statements and Exhibits.
          ---------------------------------

Exhibit No.      Exhibits
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99.1             Press Release of the Company dated November 16, 2001.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TRANSWITCH CORPORATION



November 21, 2001                   By /s/ Peter J. Tallian
                                       -------------------------
                                       Peter J. Tallian
                                       Senior Vice
                                       President and
                                       Chief Financial Officer

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                                 Exhibit Index
                                 -------------

Exhibit No.   Description                                           Page No.
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99.1          Press Release of the Company dated November 16, 2001      5

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